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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2002

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                               EDT LEARNING, INC.
             (Exact name of Registrant as specified in its charter)


                     Delaware                                    76-0545043
          (State or other jurisdiction                        (I.R.S. Employer
        of incorporation or organization)                    Identification No.)


2999 North 44th street, suite 650, phoenix, arizona                85018
     (address of principal executive offices)                    (Zip code)


                                 (602) 952-1200
              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OF ASSETS

     On December 13, 2002 EDT Learning, Inc., the ("Company") acquired certain assets of LearnLinc Corp., (a wholly-owned subsidiary of Mentergy, Inc.) including LearnLinc(R), a live, virtual classroom software, and TestLinc (TM), an online testing and assessment tool. The assets purchased included all versions and translations of LearnLinc and TestLinc, together with LearnLinc's existing customer base and maintenance agreements. The purchase price for the acquisition was $500,000 with $250,000 being paid on December 13, 2002 and $250,000 due on December 13, 2003 and the assumption of certain liabilities. The purchase price was determined on the basis of an arm's length negotiation. In addition, the Company will pay a royalty of 20% for all revenues collected from the sale or license of LearnLinc software over a three-year period. The maximum amount due under the Royalty Agreement is $5,000,000.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

Financial Statements for LearnLinc Corp., will be filed under an amendment to this report as soon as practicable but not later than sixty days after the required filing date of this report.

     (b)  Pro Forma Financial Information

Pro forma financial information relative to the acquisition will be filed under an amendment to this report as soon as practicable but no later than sixty days after the required filing date of this report.

     (c)  Exhibits

2.1 -- Asset Purchase Agreement by and among EDT Learning, Inc. and Mentergy, Inc., a Delaware corporation and its two wholly-owned subsidiaries: LearnLinc Corp., a Delaware corporation and Gilat-Allen Communications, Inc., a Delaware corporation.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EDT LEARNING, INC.


                                        By: /s/ Brian L. Berry
                                            ------------------------------------
                                            Vice President of Finance

Dated: December 20, 2002

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